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                                                                  EXHIBIT (j)(v)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 41 Form N-1A filing of our auditors' reports dated September 4, 2001 and September 7, 2001 on the financial statements of the Kent Funds and the Fifth Third Funds, respectively, and to all references to our Firm included in or made a part of this Post Effective Amendment No. 41 Form N-1A.





/s/ARTHUR ANDERSEN LLP




Cincinnati, Ohio,
  October 29, 2001